UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  08/21/2006

DRUGSTORE.COM, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-26137

DE	043416255
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

411 108th Ave NE
Suite 1400
Bellevue, WA 98004
(Address of principal executive offices, including zip code)

(425) 372-3200
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Information to be included in the report

Item 1.01.    Entry into a Material Definitive Agreement

The board of directors of drugstore.com, inc. (the "Company") has approved changes to the Company's director compensation plan. The terms of the amended plan apply to the director appointed to the Company's board of directors on August 21, 2006, described under Item 5.02(d) of this report.

The terms of the amended director compensation plan are as follows:

Each eligible non-employee director who does not serve on behalf of an entity with a contractual right to a board seat (an "Eligible Non-Employee Director") will receive annual cash compensation in the amount of $5,000 for his or her service as a member of the board. Eligible Non-Employee Directors who serve as members of the audit committee will receive an additional $10,000 in annual compensation, and Eligible Non-Employee Directors who serve as members of any other committee will receive an additional $5,000 in annual compensation.

In addition, each Eligible Non-Employee Director will receive an initial grant of a non-statutory stock option to purchase 100,000 shares of the Company's common stock upon his or her election to the board (the "Initial Grant"), and an annual grant of a non-statutory option to purchase 30,000 shares of the Company's common stock for his or her service on the board during each one-year term following his or her election at the Company's annual meeting of stockholders ("Annual Grant"). Each Initial Grant will have an exercise price equal to the fair market value of the common stock on the date of grant and will vest over four years, with 20% vesting six months from the date of election and the remaining 80% vesting in equal quarterly increments over the remaining 42 months. Each Annual Grant will have an exercise price equal to the fair market value of the common stock on the date of grant and will fully vest on the one-year anniversary of the date of grant.

Item 5.02.    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

(b) On August 21, 2006, Melinda French Gates resigned from the Company's board of directors.

(d) On August 21, 2006, Jeffrey Killeen was appointed to the Company's board of directors and to the Compensation Committee of the board. Mr. Killeen will receive the compensation for Eligible Non-Employee Directors described under Item 1.01 of this report.

Mr. Killeen is chairman and CEO of Global Spec Inc., a vertical search, information services and e-publishing company, and has more than 25 years of executive management experience in the media and information services industries. He serves on the boards of SkyTerra Corp., Dice Inc., The Center for the Disabled, and The Lake George Opera Co. Before joining GlobalSpec in 2002, he was CEO of Forbes.com and led the development of Forbes' portfolio of online financial information and electronic publishing businesses. He has also served in executive-level positions with Barnes & Noble.com, SBC/Pacific Bell, and Dun & Bradstreet.

Item 9.01.    Financial Statements and Exhibits

(c)    Exhibits

99.1        Press release dated August 21, 2006.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC.

Date: August 23, 2006	By:	/s/ Dawn G. Lepore
Dawn G. Lepore
President, Chief Executive Officer and Chairman of the Board

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release dated August 21, 2006